REGISTRATION STATEMENT NO. 333-_____
                         Filed July 2, 1997

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                 FIRSTSPARTAN FINANCIAL CORP.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)

          Delaware                           56-2015272
--------------------------------        -------------------
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)

                       380 E. Main Street
               Spartanburg, South Carolina  29302
                        (864) 582-2391
            ----------------------------------------
            (Address of principal executive offices)

             First Federal Savings & Loan 401(k) Plan
             ----------------------------------------
                    (Full title of the Plan)

                                        Copies to:
Billy L. Painter                        Eric S. Kracov, Esquire
President                               Breyer & Aguggia
FirstSpartan Financial Corp.            1300 I Street, N.W.
380 E. Main Street                      Suite 470 East
Spartanburg, South Carolina 29302       Washington, D.C.  20005
(864) 582-2391                          (202) 737-7900
----------------------------
Name, address and telephone
number of agent for service

                        Page 1 of 5 Pages
                 Exhibit Index Appears on Page 4
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                 Calculation of Registration Fee
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                          Proposed       Proposed
Title of                  Maximum        Maximum
Securities   Amount       Offering       Aggregate     Amount of
to be         to be       Price          Offering    Registration
Registered  Registered    Per Share(1)   Price(1)        Fee
----------------------------------------------------------------------------
Common Stock,
$.01 par
value        250,000      $20.00(2)       $5,000,000     $1,516.00
----------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee.

(2) 250,000 shares are being registered for issuance pursuant to the First Federal Savings & Loan 401(k) Plan ("401(k) Plan"). In addition, this Registration Statement covers an indeterminate number of shares reserved for issuance pursuant to the 401(k) Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock. Pursuant to Rule 416(c), the Registration Statement also covers an indeterminate number of participation interests available thereunder.
                      ---------------------

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

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                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference
------
     The following documents filed with the Commission are incorporated in this Registration Statement by reference:

     (1) the Registrant's Registration Statement on Form S-1 (333-23015) filed March 7, 1997 and amendments thereto;

     (2) the Annual Report on Form 11-K of the Company's 401(k) Plan for the year ended December 31, 1996; and

     (3) the description of the Common Stock set forth in the Company's Registration Statement on Form 8-A registering the Company's Common Stock, pursuant to Section 12(g) of the Securities Exchange Act of 1934, filed April 8, 1997.

     All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
------
     Not Applicable

Item 5.   Interests of Named Experts and Counsel
------
     Not Applicable

Item 6.   Indemnification of Directors and Officers
------
     Section 145 of the Delaware General Corporation Law set forth circumstances under which directors, officers, employees and agents of the Registrant may be insured or indemnified against liability which they may incur in their capacities.

     Article XVII of the Registrant's Certificate of Incorporation provides for indemnification of the directors, officers, employees and agents of the Registrant for expenses (including attorney's fees but excluding amounts paid in settlement for derivative suits) actually and reasonably incurred in connection with the defense of any threatened, pending or completed action or suit if such director, officer, employee or agent is successful on the merits or otherwise, or acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Registrant and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.

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Item 7.  Exemption From Registration Claimed
------
     Not Applicable

Item 8.   Exhibits
------
     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

     No.                 Exhibit
     ---                 -------
     23         Consent of Deloitte & Touche LLP

     24         Power of attorney (see signature pages)

     99.1 First Federal Savings & Loan 401(k) Plan (incorporated by reference herein as Exhibit 10.4 to Pre-Effective Amendment No. 1 to Form S-1, filed on April 25, 1997)

Item 9.   Undertakings
------
     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant in the successful

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defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act will and will be governed by the final adjudication of such issue.

                            -5-
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                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, FirstSpartan Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Spartanburg, and State of South Carolina the 2nd day of July 1997.

                                 FIRSTSPARTAN FINANCIAL CORP.

                                 By:  /s/ Billy L. Painter
                                      ------------------------------
                                      Billy L. Painter
                                      President and Chief Executive Officer
                                     (Principal Executive Officer)

                        POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Billy L. Painter his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

By: /s/ Billy L. Painter                Date:  July 2, 1997
    ---------------------------------
    Billy L. Painter
    President and Chief Executive
    Officer (Principal Executive
    Officer)

By: /s/ R. Lamar Simpson                Date:  July 2, 1997
    ---------------------------------
    R. Lamar Simpson
    Treasurer, Secretary and Chief
    Financial Officer (Principal
    Financial and Accounting Officer)

By: /s/ Robert R. Odom                  Date:  July 2, 1997
    ---------------------------------
    Robert R. Odom
    Chairman of the Board

By: /s/ E. Lea Salter                   Date:  July 2, 1997
    ---------------------------------
    E. Lea Salter
    Director

By: /s/ David E. Tate                   Date:  July 2, 1997
    ---------------------------------
    David E. Tate
    Director

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By: /s/ Robert L. Handell               Date:  July 2, 1997
    ---------------------------------
    Robert L. Handell
    Director

By: /s/ E.L. Sanders                    Date:  July 2, 1997
    ---------------------------------
    E.L. Sanders
    Director

By: /s/ R. Wesley Hammond               Date:  July 2, 1997
    ---------------------------------
    R. Wesley Hammond
    Director

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     The Plan.  Pursuant to the requirements of the Securities Act of 1933, the First Federal Savings & Loan 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on July 2, 1997.

                                 FIRSTSPARTAN FINANCIAL CORP.

                                 By:  /s/ Billy L. Painter
                                      ---------------------------
                                      Billy L. Painter
                                      Plan Administrator
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                           Exhibit 23

                Consent of Deloitte & Touche LLP
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Deloitte &
 Touche LLP
-----------            -------------------------------------------------------
                       1200 NationsBank Plaza       Telephone:  (864) 240-5700
                       7 North Laurens Street       Facsimile:  (864) 235-8563
                       Greenville, South Carolina 29601

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of FirstSpartan Financial Corp. on Form S-8 of our report dated August 23, 1996 (October 1, 1996 as to the 4th paragraph of Note 1), appearing in the Prospectus on Form S-1 of FirstSpartan Financial Corp. for the year ended June 30, 1996, and our report dated June 5, 1997 appearing in the Annual Report on Form 11-K of First Federal Savings & Loan 401(k) Plan for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP

June 30, 1997

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                           Exhibit 24

             Power of Attorney (see signature page)
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